SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSERIES INC.

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/28/97            5,000            16.2813
               THE GABELLI ASSET FUND
                                 7/30/97           15,000            16.2900
          GAMCO INVESTORS, INC.
                                 7/30/97           42,000            16.1250
                                 7/30/97           12,000-             *DO



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.








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